Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 27, 2026

NYDIG IHC LLC

Signature:	/s/ Reuben Grinberg
Name/Title:	Reuben Grinberg / Authorized Person
Date:	09/02/2026

New York Digital Investment Group LLC

Signature:	/s/ Reuben Grinberg
Name/Title:	Reuben Grinberg / Authorized Person
Date:	09/02/2026

Stone Ridge Holdings Group LP

Signature:	/s/ Ross Stevens
Name/Title:	Ross Stevens / Manager of Stone Ridge Holdings Group (GP) LLC, its General Partner
Date:	09/02/2026

Stone Ridge Holdings Group (GP) LLC

Signature:	/s/ Ross Stevens
Name/Title:	Ross Stevens / Manager
Date:	09/02/2026

Ross Stevens

Signature:	/s/ Ross Stevens
Name/Title:	Ross Stevens, individually
Date:	09/02/2026